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                                                                   EXHIBIT 10.11


                                   Agreement

          THIS AGREEMENT is entered into as of the 14th day of November, 2000, by and between Paragon Trade Brands, Inc., a Delaware corporation (the "Company"), Jeffrey S. Schoen (the "Executive").

          WHEREAS, the Company has offered to continue to employ the Executive, and the Executive desires to accept such continued employment, on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1.   EFFECTIVENESS OF AGREEMENT

               This Agreement shall become effective as of the date first written above (the "Effective Date").

          2.   EMPLOYMENT AND DUTIES

               2.1 GENERAL. The Company hereby employs the Executive, and the Executive agrees to serve, as Vice President Manufacturing of the Company, upon the terms and conditions herein contained. The Executive shall have such duties and responsibilities as are reasonably assigned by the Company's Chairman, President and Chief Executive Officer. The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the Company's Chairman, President and Chief Executive Officer or such other person or persons as he may designate.

               2.2 EXCLUSIVE SERVICE. Except as may otherwise be approved in advance by the Company's Chairman, President and Chief Executive Officer, the Executive shall devote his full working time throughout the Employment Term (as defined in Section 2.3) to the services required of him hereunder. The Executive shall render his services exclusively to the

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Company during the Employment Term, and shall use his best efforts, judgment and energy to improve and advance the business interests of the Company in a manner consistent with the duties and responsibilities of his position. Notwithstanding the foregoing, but subject to the provisions of Section 10, the Executive may serve on civic or charitable boards and engage in civic and charitable activities, PROVIDED that none of the foregoing activities interferes with the performance of the Executive's duties and responsibilities under this Agreement.

          2.3 TERM OF EMPLOYMENT. The Executive's employment under this Agreement shall commence as of the Effective Date and shall terminate on the earlier of (i) the third anniversary of the Effective Date, or (ii) the termination of the Executive's employment pursuant to Section 6 or Section 7 of this Agreement; PROVIDED, HOWEVER, that the term of the Executive's employment shall be extended automatically without further action of either party for additional one year periods, unless written notice of either party's intention not to extend has been given to the other party hereto at least ninety (90) days prior to the expiration of the then effective term. The period commencing as of the Effective Date and ending on the third anniversary of the Effective Date or such later date to which the term of the Executive's employment under this Agreement shall have been extended is hereinafter referred to as the "Employment Term."

     3.   COMPENSATION

          3.1 BASE SALARY. From the Effective Date, the Executive shall be entitled to receive a base salary ("Base Salary") at the rate of $180,000 per annum, payable in arrears in equal installments in accordance with the Company's payroll practices, with such increases as may be provided in accordance with the terms hereof. Once increased, such higher amount shall constitute the Executive's Base Salary.

          3.2 ANNUAL REVIEW. The Executive's Base Salary shall be reviewed by the Company, based upon the Executive's performance, not less often than annually, and may be increased but not decreased. In addition to any increases effected as a result of such review, the Company at any time may in its sole discretion increase the Executive's Base Salary.

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          3.3 BONUS. Each fiscal year the Executive will be eligible to participate in a bonus plan under which the Executive may earn a bonus equal to from zero to 200% of his target bonus of 40 percent, based on performance targets established by the Company's Board of Directors (hereinafter referred to as the "Board").

          3.4 STOCK OPTIONS. Subject to all of the terms and conditions of the Paragon Trade Brands, Inc. Stock Option Plan (Effective as of January 28, 2000), hereinafter referred to as the "Stock Option Plan," the Executive will be granted options (the "Options") to purchase 60,000 shares of the Company's common stock, par value $.01 per share, at a price of Ten Dollars ($10.00) per share. Executive acknowledges that, pursuant to the terms and conditions of the Stock Option Plan, he will be required to enter into a "Stock Option Agreement" (as defined in the Stock Option Plan) with the Company as a condition of receiving the Options and that the Date of Grant of the Options will be established in accordance with the terms of the Stock Option Plan.

     4.   OTHER EMPLOYEE BENEFITS

          The Executive's eligibility to participate in other employee compensation or benefit plans or programs sponsored by the Company, as in effect now or from time to time hereafter, will be governed solely by the terms and provisions of such plans and programs. Nothing in this Agreement shall require the Company to establish, or preclude the Company from amending or terminating, any such plan or program.

     5.   WITHHOLDING

          The payment of any amount pursuant to this Agreement shall be subject to the applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

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     6.   TERMINATION OF EMPLOYMENT BY COMPANY OR EXECUTIVE


          6.1 TERMINATION WITHOUT CAUSE; RESIGNATION FOR GOOD REASON. Subject to the provisions of Section 6.2 and Section 10.6, if, prior to the expiration of the Employment Term, the Company terminates the Executive's employment without Cause (as defined in Section 6.5), or the Executive terminates his employment by resignation for Good Reason (as defined in Section 6.6), the Company shall pay to the Executive within sixty (60) days after the date of termination an amount equal to two times the Executive's annual Base Salary (at the rate in effect on the date of such termination). In addition, if the Executive and/or any of the Executive's dependents are eligible for, and timely elect, continuation of medical and/or dental coverage under the Company's group heath care plan pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay the applicable premium(s) for that coverage for the statutorily required duration of that coverage, not to exceed eighteen months. The Executive shall have no further right to receive any other compensation or benefits after such termination of employment except as determined in accordance with the terms of the employee benefit plans of the Company.

          6.2 GENERAL RELEASE REQUIRED. The Company shall not be obligated to make any payment or to provide any benefit specified in Section 6.1 unless the Executive first executes a legally binding and effective General Release and Separation Agreement satisfactory to the Company in form, substance and scope of persons and entities released. Said General Release and Separation Agreement will include, but not be limited to, a release of any and all claims the Executive may have, or claim to have, arising out of or relating in any way to the Paragon Trade Brands, Inc. Severance Pay Plan established effective February 2, 1993, and restated February 28, 2000, or any other plan or program of the Company that provides severance benefits.

          6.3 TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. If, prior to the expiration of the Employment Term, the Company terminates the Executive's employment for Cause (as defined in Section 6.5), or the Executive terminates his

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employment by resignation without Good Reason (as defined in Section 6.6), the
Executive shall be entitled only to payment of his Base Salary and other compensation and benefits through and including the date of termination, except as determined in accordance with the terms of the employee benefit plans and programs of the Company.

          6.4 DATE OF TERMINATION. The date of termination of employment without Cause shall be the later of (i) the date specified in a written notice of termination from the Company to the Executive, or (ii) the receipt by the Executive of such written notice (as determined under Section 12). The date of termination of employment in the event of the Executive's resignation for Good Reason shall be the tenth business day following the date on which the Executive's written notice of resignation is received by the Company (as determined under Section 12), unless the Company terminates the Executive's employment with or without Cause prior to said tenth business day.

          6.5 CAUSE DEFINED. Termination for "Cause" shall mean termination of the Executive's employment because of:

               (i) any material breach by the Executive of any of his material obligations under this Agreement;

               (ii) any failure or refusal of the Executive to substantially perform the duties and responsibilities reasonably required of him as an employee of the Company which the Executive fails to cure to the reasonable satisfaction of the Company within thirty days of receiving written notice of the failure or refusal from the Company;

               (iii) the Executive's conviction of, or plea of no contest to, any misdemeanor involving dishonesty or moral turpitude or any felony; or

               (iv) any willful misconduct by the Executive which is injurious to the financial condition or business reputation of the Company or any of the Company's affiliates or subsidiaries.

          6.6 GOOD REASON DEFINED. Termination by resignation for "Good Reason" shall mean the Executive's resignation of employment because of:

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               (i)   any material breach by the Company of any of its material
obligations under this Agreement; or

               (ii) a substantial and material diminution of the duties, responsibilities or title of the Executive from those specified in this Agreement or in effect immediately prior to the Effective Date of this Agreement; or

               (iii) the Company's permanent relocation of the Executive's assigned office to a place more than fifty miles from the Company's current headquarters at 180 Technology Parkway, Norcross, Georgia.

     7.   TERMINATION OF EMPLOYMENT BY DEATH OR DISABILITY

          If not previously terminated, the Executive's employment shall terminate upon the Executive's death or permanent disability. In the case of the Executive's death, termination of this Agreement shall be immediate and automatic. In the case of the Executive's permanent disability, termination of the Executive's employment shall be effective upon receipt by the Executive (as determined under Section 12) of the Company's written notice of termination due to the Executive's permanent disability. As used herein, the term "permanent disability" means a physical or mental impairment which renders the Executive unable to perform one or more of the essential functions of his position and which reasonably can be expected to continue either for 180 days, or until death.

     8.   TERMINATION DUE TO NON-EXTENSION BY COMPANY

          8.1 PAYMENT TO EXECUTIVE. If the Executive's employment by the Company is terminated solely as a result of the Company giving written notice of its intention not to extend the Executive's term of employment, as provided for in
Section 2.3 above, the Company shall pay to the Executive within sixty (60) days after the date of termination an amount equal to the Executive's annual Base Salary (at the rate in effect on the date of such termination). The Executive shall have no further right to receive any other compensation or benefits after such termination of employment except as determined in accordance with the terms of the employee benefit plans of the Company.

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          8.2  GENERAL RELEASE REQUIRED.  The Company shall not be obligated to make any payment or to provide any benefit specified in Section 8.1 unless the Executive first executes a legally binding and effective General Release and Separation Agreement satisfactory to the Company in form, substance and scope of persons and entities released. Said General Release and Separation Agreement will include, but not be limited to, a release of any and all claims the Executive may have, or claim to have, arising out of or relating in any way to the Paragon Trade Brands, Inc. Severance Pay Plan established effective February 2, 1993, and restated February 28, 2000, or any other plan or program of the Company that provides severance benefits.

     9.   NO MITIGATION OR OFFSET

          The Executive shall not be required to mitigate the amount of any payment or benefit provided for herein by seeking other employment or otherwise, and no such payment or benefit will be reduced in the event such other employment is obtained, except as provided in Section 6.1 concerning continuation of benefits under a group health plan or in Section 10.6.

     10.  SPECIAL COVENANTS

          10.1 NONSOLICITATION OF CUSTOMERS. For so long as the Executive is employed by the Company and continuing for two years thereafter, the Executive shall not on behalf of himself or any other Person, directly or otherwise, communicate with any Customer for the purpose of providing, or offering to provide, any product or service that is identical to or substantially similar to any product or service offered or provided by the Company or any of the Company's affiliates or subsidiaries.

          10.2 NONSOLICITATION OF EMPLOYEES. For so long as the Executive is employed by the Company and continuing for two years thereafter, the Executive shall not on behalf of himself or any other Person, directly or otherwise, take any action for the purpose of causing any Co-Employee to leave the employment of the Company or provide any assistance to any other Person for such purpose. As used in this Section, the term "Co-Employee" means any

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individual who was an employee of the Company or any of the Company's affiliates or subsidiaries at any time during the last six months of the Executive's employment by the Company.

          10.3 NO CONFLICTING EMPLOYMENT. For so long as the Executive is employed by the Company and continuing for two years thereafter, the Executive shall not within the United States or Canada render to any Competitor any service that is the same as or substantially similar to any service that formed a material part of the Executive's employment with the Company. As used in this Section, the term "Competitor" means any Person engaged in the business of manufacturing infant disposable diapers and disposable pants products who reasonably could be expected to benefit from knowledge of Confidential Information (as defined in Section 10.8.1), including, but not limited to, any of the following companies: Kendall Confab Retail Group, Drypers Corporation, Arquest Inc., DSG International, LTD, The Procter & Gamble Company, Kimberly-Clark Corporation and Hospital Specialty Company.

          10.4 PROTECTION OF CONFIDENTIAL INFORMATION. The Executive shall forever hold in a fiduciary capacity for the exclusive benefit of the Company all Confidential Information which has been, or hereafter is, obtained by the Executive by reason of his association with the Company or any of its affiliates or subsidiaries. Except as otherwise stated in this Subsection 10.4, the Executive shall always safeguard all such Confidential Information and shall never use or disclose any such Confidential Information, except in the performance of his obligations to the Company. The Executive may otherwise disclose Confidential Information only to the extent that disclosure is required by force of law (such as by subpoena, court order or civil investigative demand), but then only if he both notifies the Company in writing of the required disclosure and furnishes the Company with a copy of each instrument purporting to require disclosure as far in advance of the date for disclosure as the circumstances permit so that the Company and/or the Company's affiliates or subsidiaries may take such action as any of them deems proper to obviate the requirement for disclosure or otherwise protect its interests.
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          10.5  EXCLUSIVE PROPERTY.  The Executive confirms that all
Confidential Information is and shall remain the exclusive property of the Company. All business records, papers and documents (regardless of form) kept or made by the Executive relating to the business of the Company or to the business of any of the Company's affiliates or subsidiaries shall be and remain the property of the Company, except for such papers customarily deemed by the Company to be the personal copies of the Executive and such other papers as the Company's Chief Executive Officer may, in his sole discretion, authorize in writing.

          10.6 CESSATION OF COMPANY OBLIGATIONS. If the Executive violates any of the provisions under this Section 10, the Company shall have no further obligation under this Agreement except to pay any portion of Base Salary earned by him but unpaid as of the date of such violation.

          10.7 RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 10 would result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 10 or such other relief as may be required specifically to enforce any of the covenants in this Section 10. If for any reason, it is held that the restrictions under this Section 10 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Section 10 as will render such restrictions valid and enforceable. The provisions of this Agreement do not in any way limit or abridge the Company's rights under the laws of unfair competition, trade secret, copyright, patent, or trademark, or under any other applicable law(s), all of which are in addition to and cumulative of the Company's rights under this Agreement. The Executive further agrees that the existence of any claim by him against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the Company of any or all of such provisions.

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          10.8  DEFINITIONS.   The following definitions apply to this Section
10:

                10.8.1  CONFIDENTIAL INFORMATION.   The term "Confidential
Information" means information, regardless of form, that (i) the Company, including the Company's affiliates and subsidiaries, keeps confidential from competitors and the general public; (ii) relates to one or more businesses in which the Company, including the Company's affiliates and subsidiaries, are engaged; and (iii) either derives actual or potential economic value from not being generally known by competitors of the Company, including the Company's affiliates and subsidiaries, or the public, or might result in harm to the Company, including the Company's affiliates and subsidiaries, if disclosed to competitors or the public. Confidential Information does not include information that is generally available to or known by the public other than as a result of a breach of this Agreement. From and after the third anniversary of the termination of the Executive's employment with the Company, the term "Confidential Information" does not include any information that is not a Trade Secret. Whether any particular information constitutes Confidential Information shall be determined as of the time of any alleged violation of any provision of this Agreement.

                10.8.2 CUSTOMER. The term "Customer" means any customer of the Company or any of the Company's affiliates or subsidiaries (i) with whom the Executive dealt on behalf of the Company or any of the Company's affiliates or subsidiaries, (ii) whose dealings with Company or any of the Company's affiliates or subsidiaries were coordinated or supervised directly or otherwise by the Executive, or (iii) about whom the Executive obtained Confidential Information during the two (2) years immediately prior to the termination of the Executive's employment with the Company.

                10.8.3 PERSON. The term "Person" means any natural person and any firm, partnership, corporation, organization or other legal entity.

                10.8.4 TRADE SECRET. The term "Trade Secret" means any information, regardless of form, constituting a trade secret of the Company or any of the Company's affiliates or subsidiaries under applicable state law. Whether any particular

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information constitutes a Trade Secret shall be determined as of the time of any alleged violation of any provision of this Agreement.

     11.  ARBITRATION

          Except as provided in Section 10.7, any controversy or claim arising out of or relating to any employment relationship between the parties hereto or to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association (the "AAA") under its National Rules for the Resolution of Employment Disputes (the "AAA Rules"), and judgment upon the award rendered by a majority of arbitrators may be entered by any court having jurisdiction thereof. A panel of three arbitrators shall be selected in accordance with the AAA Rules for any arbitration conducted under this Agreement. The Company shall advance any fees or costs of arbitration imposed by the AAA and any fees of the arbitrators, and the allocation of such fees and costs shall be included in any award of the arbitrators.

     12.  NOTICES

          All notices or communications hereunder shall be in writing, addressed as follows:


          To the Company:

                    Paragon Trade Brands, Inc.
                    180 Technology Parkway
                    Norcross, GA 30092
                    Telephone No.:  (678) 969-5000
                    Attention:  Vice President Human Resources

          To the Executive:

                    Jeffrey S. Schoen
                    410 Chapel Saint Leon Ct.
                    Alpharetta, GA 30022

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     All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

     13.  SEVERABILITY

          Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     14.  ASSIGNMENT

          The Company's rights and obligations under this Agreement shall not be assignable by the Company except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all of the Company's business and properties. The Company shall require any permitted successor or assign to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it had no such succession or assignment taken place. This Agreement shall not be assignable or otherwise subject to hypothecation by the Executive without the prior written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     15.  ENTIRE AGREEMENT

          This Agreement and the Employee Invention Agreement signed by the Executive and accepted on or about January 11, 1993 by the Company or the Company's Majority Owned Subsidiary contains the entire understanding between the Company and the Executive and

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supersedes any and all prior understandings, agreements and arrangements between the Company and the Executive (whether or not in writing).

     16.  MODIFICATION AND WAIVER

          This Agreement may not be modified or amended except in a writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived unless the waiver is specifically stated in a writing signed by the party charged with the waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or affect anything other than that which is specifically waived.

     17.  SURVIVAL

          The restrictions and obligations set forth in Section 10 of this Agreement shall survive any expiration, termination or cancellation of this Agreement and shall continue to bind the parties forever.

     18.  HEADINGS

          The headings of sections and subsections of this Agreement are merely for the convenience of the parties and form no part of this Agreement.

     19.  GOVERNING LAW

          This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Georgia without reference to rules relating to conflicts of law.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the date first written above.


                                   PARAGON TRADE BRANDS, INC.



                         By:  /s/  Michael T. Riordan
                              -----------------------------------------------
                              Michael T. Riordan
                              Chairman, President and Chief Executive Officer


                              EXECUTIVE



                              /s/  Jeffrey S. Schoen
                              -----------------------------------------------
                              Jeffrey S. Schoen

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